SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LMI AEROSPACE, INC. (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title to each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LMI AEROSPACE, INC.
3600 Mueller Road
St. Charles, Missouri 63301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 27, 2003

TO OUR SHAREHOLDERS:

           The Annual Meeting of the Shareholders of LMI Aerospace, Inc., a Missouri corporation (the “Company”), will be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time on Friday, June 27, 2003 for the following purposes:

1.	to elect one Class II Director for a term expiring in 2006 or until his successor is elected and qualified;

2.	to ratify the selection of Ernst & Young LLP to serve as the Company's independent auditor; and

3.	to transact such other business as may properly come before the meeting or any adjournment thereof.

           The Board of Directors has fixed the close of business on May 15, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of all shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each shareholder, will be open during usual business hours for the examination by any shareholder for any purpose germane to the annual meeting for ten days prior to the meeting at the office of the Company set forth above.

           A copy of the Company’s annual report for its fiscal year ended December 31, 2002, accompanies this notice.

By Order of the Board of Directors,

LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
May 16, 2003

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

LMI AEROSPACE, INC.
3600 Mueller Road
St. Charles, Missouri 63301

PROXY STATEMENT

Solicitation of Proxies

        The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the “Company”) to be voted at the Annual Meeting of Shareholders of the Company to be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time on Friday, June 27, 2003, or at any adjournment thereof. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about May 16, 2003. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes.

        In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally, by mail or telephone if proxies are not promptly received. The cost of solicitation will be borne by the Company. However, except with respect to printing and mailing expenses, the Company does not expect to incur out-of-pocket expenses in soliciting proxies. Banks, brokers, and other custodians, nominees, and fiduciaries will be requested to send proxy materials to beneficial owners and to request voting instruction. The Company will reimburse them for their out-of-pocket expenses in so doing.

Revocation of Proxy

        If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, Lawrence E. Dickinson, in writing of such revocation at any time prior to the voting of the proxy. An executed proxy with a later date will also revoke a previously furnished proxy.

Record Date

        Only shareholders of record at the close of business on May 15, 2003 will be entitled to vote at the meeting or any adjournment thereof.

Actions to be Taken Under Proxy

        Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Ronald S. Saks, or, if unable or unwilling to serve, Lawrence E. Dickinson, will vote:

1.

FOR the election of the person named herein as a nominee for Class II Director of the Company, for a term expiring at the 2006 Annual Meeting of Shareholders or until his successor has been duly elected and qualified;

2.	FOR the ratification of the engagement of Ernst & Young LLP as the Company’s independent auditor; and

3.	According to such person’s judgment on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Should the nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause the nominee to be unavailable to serve.

Voting Securities and Voting Rights

        On April 29, 2003, there were outstanding 8,181,786 shares of Common Stock $0.02 par value per share, each of which is entitled to one vote on all matters submitted, including the election of directors.

        A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect a person nominated for director. Shares present at the meeting but which abstain or are represented by proxies which are marked “WITHHOLD AUTHORITY” with respect to the election of a person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of a director. Broker non-votes will not be treated as shares represented at the meeting with respect to the election of a director, and therefore will have no effect.

        The vote required for the approval of Proposal 2- Ratification of Ernst & Young LLP as Independent Auditor will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Shares not present at the meeting will not effect the outcome as to any such matter. Shares present at the meeting which abstain (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter. Broker non-votes will not be treated as shares represented at the meeting as to such matter voted on and therefore will have no effect.

        Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of April 29, 2003 with respect to each person known by the Company to be the beneficial owner of more than five percent of its outstanding shares of Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                                         Amount and Nature
Name and Address of                       of Beneficial            Percent of
Beneficial Owner                           Ownership(1)              Class
-------------------                      -----------------         ----------

Ronald S. Saks                               2,867,580(2)            34.3%
3600 Mueller Road
St. Charles, Missouri  63301

Union Planters Trust & Investment              984,599(3)            11.7%
Management, as trustee
of the LMI Aerospace, Inc.
Profit Sharing Plan and Savings
Plan and Trust
1401 South Brentwood Blvd., 9th Floor
St. Louis, Missouri  63144

Joseph and Geraldine Burstein                  608,296(4)            7.2%
3600 Mueller Road
St. Charles, Missouri  63301
(1)

Reflects the number of shares outstanding on April 29, 2003, and, with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as “currently exercisable options”).

(2)

Includes 80,231 shares held by Union Planters Trust & Investment Management through the Company’s Profit Sharing Plan for the benefit of Mr. Saks, and over which Mr. Saks maintains investment power only. Also includes 176,833 shares of Common Stock directly or indirectly owned by Mr. Saks’ children who might be deemed to maintain a principal residence at Mr. Saks’ residence. Mr. Saks has disclaimed beneficial ownership of these shares of Common Stock. 2,610,516 shares of Common Stock deemed beneficially owned by Mr. Saks are held of record by the Ronald S. Saks Revocable Trust U/T/A dated June 21, 1991, of which Mr. Saks, as trustee, maintains voting and investment authority.

(3)

All such shares of Common Stock are held for the benefit of the LMI Aerospace, Inc. Profit Sharing Plan and Savings Plan and Trust. The shares subject to the Company’s Profit Sharing Plan include shares beneficially owned by: (i) Ronald S. Saks (80,231); (ii) Tom D. Baker (59); (iii) Michael J. Biffignani (117); (iv) Duane E. Hahn (58,546); and (v) Robert T. Grah (23,928).

(4)

Includes 599,296 shares of Common Stock held of record by the Joseph Burstein Revocable Trust U/T/A dated August 20, 1983 for which Mr. and Mrs. Burstein, as co-trustees share voting and investment power. Also includes 9,000 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth as of April 29, 2003, the beneficial ownership of each current director (including the nominees for election as directors), each of the officers named in the Summary Compensation Table set forth herein, and the executive officers and directors as a group of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                                     Amount and
                                      Nature of
Name of                              Beneficial
Beneficial Owner                     Ownership(1)        Percent of Class
----------------                     ------------        ----------------
Ronald S. Saks                       2,867,580(2)              34.3%
Joseph and Geraldine Burstein          608,296(3)               7.2%
Duane E. Hahn                          361,146(4)               4.3%
Sanford S. Neuman                      308,640(5)               3.7%
Brian D. Geary                         102,700(6)               1.2%
Robert T. Grah                          80,758(7)               1.0%
Michael J. Biffignani                   14,742(8)               *
Thomas G. Unger                         11,000(9)               *
Ernest R. Star                          5,000(10)               *
Tom D. Baker                               59(11)               *

All directors & executive           4,543,153(12)              54.7%
officers as a group
(16 in group)

* Less than 1%.

(1)

Reflects the number of shares outstanding on April 29, 2003, and with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as “currently exercisable options”).

(2)	See Note (2) to the table “Security Ownership of Certain Beneficial Owners.”

(3)	See Note (4) to the table under “Security Ownership of Certain Beneficial Owners.”

(4)

Includes 58,546 shares of Common Stock held of record by Union Planters Trust & Investment Management through the Company’s Profit Sharing Plan for the benefit of Mr. Hahn, over which Mr. Hahn maintains investment power only. Also includes 6,500 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(5)

Includes 282,940 shares held of record by a revocable trust of which Mr. Neuman, as trustee, has voting and investment power, and 16,700 shares held by certain trusts of which Mr. Neuman as trustee has voting and investment power. Also includes 9,000 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(6)	Includes 6,000 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(7)

Includes 23,928 shares of Common Stock held of record by Union Planters Trust & Investment Management through the Company’s Profit Sharing Plan for the benefit of Mr. Grah, over which Mr. Grah maintains investment power only. Also includes 25,575 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(8)

Includes 117 shares of Common Stock held of record by Union Planters Trust & Investment Management through the Company’s Profit Sharing Plan for the benefit of Mr. Biffignani, over which Mr. Biffignani maintains investment power only. Also includes 14,625 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(9)	Includes 9,000 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(10)	Includes 5,000 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(11)

Mr. Baker resigned as the Company’s Chief Operating Officer effective July 1, 2002, and as a director of the Company on August 8, 2002. Mr. Baker’s relationship as an employee of the Company terminated on February 28, 2003. While the Company has been able to verify that Mr. Baker is the beneficial owner of 59 shares of Common Stock held of record by Union Planters Trust & Investment Management through the Company’s Profit Sharing Plan, over which he maintains investment power only, the Company has been unable to verify whether or not Mr. Baker maintains beneficial ownership of additional shares of the Company’s Common Stock.

(12)

Includes 90,178 shares subject to currently exercisable options held by non-director executives of the Company and 39,500 shares subject to currently exercisable options held by directors of the Company.

PROPOSAL 1 — ELECTION OF DIRECTORS

Information About The Nominees and Current Directors

        The Company’s Restated Articles of Incorporation and Amended and Restated Bylaws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The term of the current Class II Director expires at the 2003 Annual Meeting of Shareholders. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote for the election of the Class II nominee listed below to serve until the 2006 Annual Meeting of Shareholders.

        The Company’s Amended and Restated Bylaws currently specify that the number of directors shall be nine, subject to amendment by the Board of Directors. Tom D. Baker resigned from the Board of Directors on August 8, 2002. Sadly, Alfred H. Kerth III, a member of the Board of Directors since 1998, passed away on September 11, 2002. On April 21, 2003, Thomas M. Gunn resigned from the Company’s Board of Directors, and informed the Company that he would not stand for reelection as a Class II Director. As a result of the resignation of Messrs. Baker and Gunn, and the passing of Mr. Kerth, the Board of Directors currently has three vacancies.

        The Company’s Bylaws provide that vacancies on the Board of Directors may be filled by the remaining members of the Board of Directors. Although the Board of Directors intends to fill these vacancies, no persons have yet been selected, and it is not anticipated that such vacancies will be filled until after the 2003 Annual Meeting. In the coming days, the Board of Directors intends to form a Nominating Committee to find and select qualified candidates to fill these vacancies.

        The following table sets forth for each nominee and director continuing in office, such director’s age, principal occupation for at least the last five years, present position with the Company, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class and expiration of such director’s term as director.

             Class II: To be elected to serve as Director until 2006

                                                               Service as
Name                Age    Principal Occupation              Director Since
----                ---    --------------------              --------------

Thomas Unger         54    Director of Fife  Fabrication,        1999
                           Inc., a manufacturer  of sheet
                           metal  parts  and  assemblies,
                           since   early   1998;    prior
                           thereto,    Chief    Executive
                           Officer of Tyee Aircraft since
                           1982.

             Class III: To continue to serve as Director until 2004

                                                               Service as
Name                Age    Principal Occupation              Director Since
----                ---    --------------------              --------------

Ronald S. Saks      59     Chief  Executive  Officer  and        1984
                           President since 1984.

Joseph Burstein     75     Chairman of the Board of the          1984
                           Company since 1984.

Brian D. Geary      56     Director of the Company  since        2002
                           June 3, 2002;  prior  thereto,
                           President     of     Versaform
                           Corporation since July, 1978.

              Class I: To continue to serve as Director until 2005

                                                               Service as
Name                Age    Principal Occupation              Director Since
----                ---    --------------------              --------------

Sanford S. Neuman   67     Assistant   Secretary  of  the        1984
                           Company;  Managing  Member  of
                           the law firm, Gallop,  Johnson
                           & Neuman, L.C. since May 2000;
                           Member  of  Gallop,  Johnson &
                           Neuman, L.C. for more than the
                           last five years.

Duane E. Hahn       50     Acting   General   Manager  of        1990
                           Versaform   Corporation  since
                           August  2003;  prior  thereto,
                           the Company's  Vice  President
                           of   Continuous    Improvement
                           since  January   2002;   prior
                           thereto,    Vice    President,
                           Regional  Manager  since 1996;
                           prior thereto,  Vice President
                           and  General  Manager  of  the
                           Company's    Auburn   facility
                           since  1988;   prior  thereto,
                           Assistant    General   Manager
                           since 1984.

The Board of Directors recommends a vote “FOR” the Class II Director.

Director’s Compensation

        The Company paid to each director who is not an employee of the Company, with the exception of Sanford S. Neuman, $1,500 for each Board meeting or committee meeting attended, and reimbursed all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Mr. Neuman is an attorney and the managing member of Gallop, Johnson & Neuman, L.C. This firm charges the Company an hourly fee of $275 for Mr. Neuman's attendance at Board and committee meetings. No director who is an employee of the Company received compensation for services rendered as a director.

        The Company also maintains the Amended and Restated LMI Aerospace, Inc. 1998 Stock Option Plan, which provides for an automatic annual grant to the Company’s non-employee directors of non-qualified stock options to purchase 3,000 shares of the Company’s Common Stock. Such options are granted on the date of the Company’s Annual Meeting of Shareholders, with each option having an exercise price equal to the market value of the Company’s Common Stock at the close of business on such date. The options granted to non-employee directors pursuant to the plan are immediately exercisable for a period ending on the earlier of the tenth anniversary of the date of grant or the termination of an optionee’s status as a director of the Company; provided, however, that if a director's termination is the result of the death or disability of the director, the director, or his personal representative, shall have the right to exercise such options for a twelve month period.

Information Concerning the Board of Directors and Committees

        During the fiscal year that ended on December 31, 2002, the Board of Directors held four regular meetings and two special meetings. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he served: with the exception that Duane E. Hahn missed two regular meetings, and Brian D. Geary missed one regular and one special meeting (solely as a result of the Board’s deliberation of the Company’s acquisition of Southern Stretch Forming and Fabrication, Inc., of which Mr. Geary had an ownership interest).

        The Board of Directors has a standing Audit Committee. Due to the recent resignation of Tom D. Gunn from the Company’s Board of Directors and from the Company’s Audit Committee, the Audit Committee is now comprised of Messrs. Unger and Burstein, each of whom are “independent” pursuant to the standards imposed by the NASDAQ Stock Market. The Board of Directors is actively seeking candidates to serve on its Board of Directors and to fill the current vacancy on the Audit Committee. The Board of Directors intends to fill this vacancy in the near future. The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company and reviews the scope and results of the audits conducted by the Company’s independent public accountants. During the 2002 fiscal year, the Audit Committee met three times. In addition, the Chairman of the Audit Committee meets with management and the Company’s independent auditors on a quarterly basis in order to review the Company’s financial statements prior to their release. The Audit Committee functions pursuant to a written charter.

        The Board of Directors also has a standing Compensation Committee. Again, due to the recent resignation of Mr. Gunn from the Company’s Board of Directors, the Compensation Committee has a membership consisting of Messrs. Saks and Neuman. The Board of Directors is actively seeking candidates to serve on the Board of Directors to fill the current vacancy on the Compensation Committee. The Compensation Committee reviews the Company’s remuneration policies and practices, including executive compensation, and administers the Company’s stock option plans. During the 2002 fiscal year, the Compensation Committee met one time.

        The Company believes that the Board of Directors will form a Nominating Committee in the near future to evaluate and nominate qualified nominees for election or appointment to fill the three vacancies that currently exist on the Company’s Board of Directors. Once formed, this Committee will give appropriate consideration to written recommendations from shareholders regarding the nomination of qualified persons to serve as directors of the Company, provided that such recommendations contain sufficient information regarding proposed nominees so as to permit the Nominating Committee to properly evaluate each nominee’s qualifications to serve as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table reflects compensation paid or payable for fiscal years 2002, 2001 and 2000 with respect to the Company’s Chief Executive Officer, each of the five most highly compensated executive officers, whose 2002 salaries and bonuses combined exceeded $100,000 in each instance (together the “Named Officers”).

                        Annual Compensation     Long Term Compensation
                        ----------------------  --------------------------------
                                                       Awards           Payouts
                                                -------------------- -----------

                                                                       LTIP    All
Name and                                     Restricted  Securities  Payouts  Other
Principal              Salary   Bonus           Stock    Underlying  Options Compen-
Position        Year   ($)(1)    ($)   Other   Award ($)    ($)        (#)   sation ($)
----------------------------------------------------------------------------------------
Ronald S. Saks...2002  240,200       0     0       0           0         0        0
President
and CEO          2001  240,425  13,192     0       0           0         0        0

                 2000  240,200       0     0       0           0         0        0
--------------------------------------------------------------------------------------
Tom D. Baker.....2002  190,848       0     0       0      40,000         0        0
Chief Operating
Officer(2)       2001  190,425  18,794     0       0      40,000         0        0

                 2000  178,485       0     0       0      40,000         0        0
--------------------------------------------------------------------------------------
Ernest R. Star...2002  147,928  17,145     0       0           0         0        0
General Manager,
Tempco           2001  108,282       0     0       0       5,000         0        0
Engineering(3)
--------------------------------------------------------------------------------------
Duane E. Hahn....2002  150,425   3,357     0       0           0         0        0
Vice President
                 2001  140,425  25,277     0       0       3,500         0        0

                 2000  140,425   1,620     0       0           0         0        0
--------------------------------------------------------------------------------------
Michael J.
Biffignani.......2002  150,425       0     0       0           0         0        0
Chief
Information      2001  137,924   8,111     0       0       3,500         0        0
Officer
                 2000  127,525  18,750     0       0           0         0        0
--------------------------------------------------------------------------------------
Robert T. Grah...2002  140,425   3,639     0       0           0         0        0
General Manager
                 2001  130,425  25,277     0       0       3,500         0        0

                 2000  130,425       0     0       0      16,450         0        0
--------------------------------------------------------------------------------------
(1)	Includes cash and Common Stock contributed to the Company’s profit sharing and 401(k) plan.

(2)

Mr. Baker resigned as the Company’s Chief Operating Officer of the Company effective July 1, 2002, and as a director of the Company on August 8, 2002. Mr. Baker’s relationship as an employee of the Company terminated on February 28, 2003.

(3)	Mr. Star was appointed General Manager of Tempco Engineering in April 2001.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth certain information with respect to grants of stock options pursuant to the Company’s Amended and Restated 1998 Stock Option Plan to each of the Named Officers during the year ended December 31, 2002. No stock options were granted to Ronald S. Saks, the Company’s Chief Executive Officer, nor to any of the Company’s Named Officers, except for a grant to Tom D. Baker. No stock appreciation rights were granted to the Named Officers during such year.

                                                              Potential Realizable
                                                              Value At Assumed
                                                              Annual Rates Of Stock
                                                              price Appreciation
                    Individual Grants                         For Option Term(1)
-----------------------------------------------------------------------------------
                          Percent Of
                            Total
              Number of   Options/SARs
             Securities   Granted To   Exercise
             Underlying   Employees    Of Base
            Options/SARs  In Fiscal     Price    Expiration
Name         Granted (#)      Year      ($/Sh)     Date        5% ($)     10% ($)
 (a)             (b)           (c)        (d)       (e)         (f)         (g)
-----------------------------------------------------------------------------------

Tom D. Baker    40,000(2)   45.2%       $4.76     11/18/12    119,742     303,449
-----------------------------------------------------------------------------------
(1)

The options listed above were granted at the average of the closing bid and ask price on the date of grant. The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Such rates are required by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future prices of the Common Stock.

(2)	Mr. Baker’s options terminated in February, 2003 upon Mr. Baker’s termination of employment with the Company.

Aggregated Option/SAR Exercises in the Last Fiscal Year

and Fiscal Year-End Options/SAR Values

        The following table sets forth certain information concerning option exercises and option holdings for the year ended December 31, 2002 with respect to each of the Named Officers. With the exception of certain exercises by Tom D. Baker, there were no exercises of options by the Named Officers for the year ended December 31, 2002. Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options. No stock appreciation rights were exercised by the Named Officers during 2002 nor did any Named Officer hold any stock appreciation rights at the end of 2002.

                                               Number of
                                               Securities           Value of
                                               underlying          Unexercised
                                               Unexercised         In-The-Money
                                              Options/SARs At      Options/SARs At
                     Shares      Value       Fiscal Year Ended    Fiscal Year End
                   Acquired On   Realized    (#) Exercisable/    ($)Exercisable/
     Name         Exercise (#)    ($)(1)       Unexercisable     Unexercisable(1)
      (a)              (b)           (c)           (d)                 (e)
-------------------------------------------------------------------------------
Tom D. Baker(2)       13,900        71,228      46,100/60,000    16,000/10,100
-------------------------------------------------------------------------------
Ernest R. Star             0            0        5,000/5,000        5,000/0
-------------------------------------------------------------------------------
Duane E. Hahn              0            0        6,500/7,500        3,500/0
-------------------------------------------------------------------------------
Michael J. Biffignani      0            0       14,625/15,000       3,500/0
-------------------------------------------------------------------------------
Robert T. Grah             0            0       25,575/27,450       3,500/0
-------------------------------------------------------------------------------
(1)	The monetary value used in this calculation is $2.11 per share, the fair market value of the stock as of December 31, 2002.

(2)	Mr. Baker’s options terminated in February, 2003 upon Mr. Baker’s termination of employment with the Company.

Employment Arrangements with Named Officers

        As of January 1, 1997, the Company entered into an employment agreement with Ronald S. Saks providing for his employment as the Company’s Chief Executive Officer. The initial term of the agreement expired on December 31, 2002 and, by its terms, was automatically renewed for a successive one-year period. Mr. Saks’ employment agreement will renew for successive one year periods unless terminated by either Mr. Saks or the Company at least sixty days prior to the expiration of the then current term. Mr. Saks’ employment agreement provides for an annual base salary of $240,000, payable in equal monthly installments. The agreement provides for a performance bonus if the Company’s annual net income as of the last day of each fiscal year is more than $5 million, with such bonus being capped at $120,000.

        The employment agreement between the Company and Mr. Saks may be terminated upon: (i) the dissolution of the Company, (ii) Mr. Saks’ death or severe disability, (iii) ten days written notice by the Company upon breach or default of the terms of the agreement by Mr. Saks, or (iv) Mr. Saks’ unsatisfactory performance of his duties under the agreement. The employment agreement entered into by Mr. Saks also permits the Company to terminate his employment following an act of misconduct.

        On January 1, 2002, the Company entered into an employment agreement with each of Duane E. Hahn, for his employment as the Company’s Vice President for Continuous Improvement, and Michael J. Biffignani, for his employment as the Company’s Chief Information Officer. Mr. Hahn’s and Mr. Biffignani’s agreements each are for two year terms that automatically renew for successive one-year periods, unless terminated by either party to the agreement at least 60 days prior to the end of the then current term. Each agreement provides for the payment of a base salary of $150,000 during the 2002 fiscal year, and $155,000 each additional year thereafter, payable pursuant to the Company’s normal payroll practices. Mr. Hahn and Mr. Biffignani are each entitled to receive a performance bonus pursuant to the terms of their respective agreements if the Company’s annual net income on the last day of each fiscal year is more than $2 million. Mr. Hahn’s performance bonus is capped at $81,000, and Mr. Biffignani’s performance bonus is capped at $50,000.

        The Company entered into an employment agreement with Robert T. Grah as of January 1, 2002, providing for his employment as General Manager of the Company’s manufacturing facility located in Tulsa, Oklahoma. The term of this agreement is for two years, which automatically extends for successive one-year periods thereafter, unless terminated by either party at least 60 days prior to the end of the then current term. Mr. Grah’s agreement provides for the payment of a base salary of $140,000 during the 2002 fiscal year, and $145,000 during each additional year thereafter, payable pursuant to the Company’s payroll policies, along with a performance bonus if the Company’s annual net income as of the last day of each fiscal year is more than $2 million. The performance bonus is capped at $81,000 pursuant to the terms of Mr. Grah’s employment agreement. Effective as of January 1, 2003, and in conjunction with the Company's realignment designed to enhance and expand customer relationships and build industry leadership, the Company modified Mr. Grah's employment agreement in order to change Mr. Grah's title from General Manager of the Company's Tulsa manufacturing facility, to Vice President Central Region. In conjunction with this change, Mr. Grah's annual base salary increased from $150,000 to $175,000.

        Each of the agreements entered into by Messrs. Hahn, Biffignani, and Grah may be terminated upon: (i) the dissolution of the Company, (ii) at the Company’s option, if the Company determines the employee is not performing his duties to the satisfaction of the Company, (iii) the death or disability of the employee, (iv) ten days written notice by the Company to the employee upon breach or default by the employee of any terms of the agreement, (v) at the Company’s option, following an act of misconduct by the employee, or (vi) at the employee’s option, upon 30 days written notice to the Company. In the event that Messrs. Hahn, Biffignani, or Grah are terminated for a reason set forth in (i) or (ii) above, each employment agreement provides for the payment of severance compensation ranging from six months to twelve months base salary based on their number of years of service to the Company on the date of termination.

        In addition, each of Mr. Hahn’s and Mr. Biffignani’s employment agreements provide that following a change in control, in the event Mr. Hahn or Mr. Biffignani are involuntarily terminated by the Company or terminate their employment with the Company for good reason, Mr. Hahn and Mr. Biffignani are each entitled to severance pay equal to two times their base salary plus the pro-rated portion of any reasonably anticipated performance bonus. If Mr. Hahn or Mr. Biffignani voluntarily terminate their employment without good reason following a change in control, they are entitled to receive severance ranging from six months to twelve months base salary, based on their number of years of service to the Company on such date of termination. Mr. Hahn’s and Mr. Biffignani’s employment agreements each define a change in control as the acquisition of more than fifty percent of the Company’s stock by a group of shareholders or an entity.

        Tempco Engineering, Inc., a subsidiary of the Company entered into an employment agreement with Ernest R. Star on April 2, 2001, in conjunction with the Company’s acquisition of Tempco Engineering. Pursuant to the terms of his employment agreement, Mr. Star is to serve as the General Manager of Tempco Engineering for a term expiring on December 31, 2003. The term of Mr. Star’s employment automatically renews for successive one year periods, unless terminated by either Tempco or Mr. Star at least sixty days prior to the current term’s expiration.

        As part of Mr. Star’s employment agreement, Mr. Star received a $147,928 base salary in 2002 and is entitled to a base salary of $154,500 in fiscal 2003. Mr. Star is also entitled to receive a performance bonus equal to a percentage of Tempco’s annual net income in excess of $3,000,000, up to a maximum of $48,000, plus an additional percentage of the annual net income of the Company that is in excess of $5 million, up to a maximum of $24,000.

        Pursuant to Mr. Star’s employment agreement, Mr. Star’s employment may be terminated upon: (i) the termination of the business or corporate existence of Temcpo Engineering; (ii) the death or disability of Mr. Star; (iii) the breach of any of the material terms of the agreement or a determination that Mr. Star is not performing the duties required of him to the satisfaction of Tempco Engineering; or (iv) Mr. Star’s engaging in an act of misconduct, as more fully described in the agreement.

        All of the above-described employment agreements provide that in addition to the base salary and formula based performance bonuses, the employees may receive such additional bonus as the Board may authorize, and shall also participate in any health, accident and life insurance programs and other benefits available to the employees of the Company. The employment agreements also provide that the employees are entitled to an annual paid vacation as well as the use of an automobile.

Compensation Committee Interlocks and Insider Participation

        Ronald S. Saks and Sanford S. Neuman currently serve on the Company’s Compensation Committee. Mr. Saks is the President and Chief Executive Officer of the Company. Mr. Neuman is the Managing Member and a Member of the law firm Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors a compensation package and specific compensation levels for executive officers of the Company. In addition, the Committee establishes and administers the award of stock options under the LMI Aerospace, Inc. 1998 Stock Option Plan.

Compensation Policies

        The Company’s executive compensation program is designed to provide a compensation package designed to attract and retain quality executive officers, while at the same time aligning the interests of the Company’s executive officers with those of the Company’s shareholders. The Compensation Committee has identified two primary compensation policies that it follows in setting compensation levels for its executive officers: (i) the establishment of compensation levels that are competitive with those of similarly situated manufacturers; and (ii) the linking of executive compensation levels to the financial performance of the Company.

        Given these policies, the Compensation Committee has developed an overall compensation plan that provides the Company’s executive officers with competitive base salary compensation, with the opportunity to earn additional cash compensation based upon the Company’s achievement of certain specified annual income targets. In addition, the Company awards stock options to executive officers in an effort to increase executive stock ownership in order to drive long term growth in value for all of the Company’s shareholders. The Company’s compensation strategy seeks to place a portion of an executive’s compensation package at risk, thereby motivating these individuals to execute the tactics necessary to ensure continued growth, profitability and shareholder value.

Base Salary

        Base salaries for each of the Company’s executive officers are based upon recommendations by the Company’s Chief Executive Officer and a review of additional factors, including the officer’s position and responsibilities, the officer’s tenure and seniority, and the officer’s experience generally. In addition, the Compensation Committee has in the past compiled data for similarly situated manufacturers in order to determine a competitive baseline for compensating the Company’s executive officers. Because the Compensation Committee believes that the Company may compete with companies outside of the Company’s industry in hiring and retaining qualified executive-level personnel, the Compensation Committee will generally look at the compensation levels paid to executive’s outside of those companies which are included in the S & P Small Cap Aerospace/Defense Index, included as part of the Performance Graph to this Proxy Statement. The base level of the Company’s executive compensation is generally targeted below the mid-point of this comparative group.

        Generally, the compensation levels of each of the Company’s executive officers have been fixed pursuant to the terms of the Company’s employment agreements entered into between the Company and each of its executive officers. While the Compensation Committee retains the discretion to review executive compensation on an annual basis, barring an extraordinary circumstance, the Compensation Committee generally will not reexamine the base salary compensation levels set in each of the employment agreements between the Company and its executive officers, until the end of the term of each of those agreements. However, the Compensation Committee did recommend an increase in the annual compensation paid to Robert T. Grah, in conjunction with Mr. Grah's appointment to the position of Vice President - Central Region. Effective January 1, 2003, Mr. Grah's salary increased from $150,000 to $175,000 per year, due to Mr. Grah's increased responsibility in this new position. With the exception of Mr. Grah, the Compensation Committee did not recommend any adjustments to the base salaries of any of the Company’s executive officers during 2002.

Bonus

        The Company’s executive officers have the ability to earn an annual performance bonus based on the Company’s achievement of certain specified income goals. Each executive officer, pursuant to the terms of his respective employment agreement, has the right to receive a performance bonus equal to a particular percentage of the Company’s net income within certain target ranges. Each officer’s performance bonus is capped at an appropriate level in light of each officer’s total compensation package.

        The Board of Directors reserves the right to grant additional bonus compensation to executive officers under extraordinary circumstances. As in the case of reviewing levels of base salary paid to the Company’s executive officers, the Compensation Committee retains the discretion to review executive bonus compensation on an annual basis. However, as in the case of base salary determinations, barring an extraordinary circumstance, the Compensation Committee generally will not reexamine the bonus compensation levels set in each of the employment agreements between the Company and its executive officers, until the end of the term of each of those agreements. In 2002 the Company decided to begin awarding each executive officer, other than the Company’s Chief Executive Officer, a discretionary bonus equal to the premium each officer must pay to purchase split dollar life insurance.

Stock Options

         The Company has attempted to provide its employees with incentives in order to maximize the Company’s financial performance and to align employee interests with those of the Company’s shareholders. In determining whether to grant its officers stock options and in what amounts, the Compensation Committee may consider a variety of factors it deems appropriate, including the officer’s position and responsibilities, the officer’s tenure and seniority, the officer’s experience generally, the officer’s contribution to the Company, as well as the Company’s past history with respect to granting options (e.g., the number of outstanding options and the number of options previously issued to an executive officer). The Compensation Committee takes into account the recommendations of the Company’s Chief Executive Officer in determining whether and in what amounts to issue stock options.

        During 2002, the Company granted an option to Tom D. Baker to purchase up to 40,000 shares of the Company’s Common Stock, as promised by the Company to Mr. Baker at the time of his acceptance of employment with the Company. With the exception of this grant, during 2002 the Company did not grant any stock options to its executive officers, including the Company’s Chief Executive Officer. The Company felt that due to the number of options already held by its executive officers, additional grants of options were not necessary in order to help promote the Company’s goal of aligning executive and shareholder interests.

Employment Agreements

        During 2001, the Compensation Committee recommended that the Company enter into revised employment arrangements with each of the Company’s executive officers, with the exception of Mr. Saks and Mr. Star. In order to account for the contrasting nature of duties performed by the Company’s executive officers, at that time the Committee recommended the adoption of two forms of employment agreement, one for the Company’s executive officers overseeing manufacturing activities at the Company’s manufacturing plants and one for the Company’s administrative officers. Each form was crafted with a view toward the Company’s general compensation strategy, and with an understanding of competitive compensation levels of comparable companies for similar job functions. Each of the Employment Agreements became effective as of January 1, 2002.

Chief Executive Officer Compensation

        The Compensation Committee was formed in 1998 in conjunction with the Company’s initial public offering. The contractual agreement with the Company’s Chief Executive Officer and President, Ronald S. Saks, was approved by the Board of Directors prior to the formation of the Compensation Committee. The base salary and bonus package granted to Mr. Saks was based upon compensation packages for presidents and chief executive officers of peer companies, performance of the Common Stock of the Company given the significant ownership Mr. Saks has in the Company and the financial performance of the Company. Mr. Saks’ base salary for 2002 and the remaining year covered by his employment agreement is $240,000 per annum. Mr. Saks is eligible for a performance bonus of 3% of the Company’s pre tax income above $5 million, not to exceed $120,000 in any fiscal year.

Ronald S. Saks
Sanford S. Neuman

AUDIT COMMITTEE REPORT

        In connection with the December 31, 2002 financial statements, the Audit Committee has:

  reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2002;
  discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants;
  received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence; and
  considered whether the provision of non-audit services is compatible with maintaining the independence of the Company's independent auditors.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Thomas Unger, Chairman of the Audit Committee
Joseph A. Burstein, Member

Fees Billed by Independent Public Accountants

        The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by Ernst & Young LLP, the Company’s principal accountant, for the year ended December 31, 2002:

                                                              Amount
                                                             --------
      Audit Fees(1)                                          $314,632
      Financial Information Systems Design
        and Implementation Fees(2)                                  -
      All Other Fees(3)                                       142,766
                                                             --------
                                         Total Fees          $457,398
                                                             ========

(1)     Includes annual financial statement audit and limited quarterly review services.

(2)     No such services were provided by Ernst & Young LLP for the most recent fiscal year.

(3)     Primarily represents income tax services of $63,925 and acquisition and other audit related support services of $78,841.

Comparison of LMI Aerospace, Inc. Cumulative Total Return

        Set forth below is a line graph presentation comparing cumulative shareholder returns since June 30, 1998, the date of the Company’s initial public offering, on an indexed basis with the S & P 500 Index, S & P Small Cap Aerospace/Defense Index, which is a nationally recognized industry standard index.

Last year, the Company compared its cumulative shareholder returns to those of the S&P 500 Index, the S&P Small Cap Aerospace/Defense Index, and a self-selected peer group of companies in the aerospace industry. In last year’s proxy statement, the Company indicated that in subsequent years it intended to substitute the S & P 500 Index in place of the S & P Small Cap Aerospace/Defense Index. However, due to acquisitions and bankruptcies involving companies that comprised the Company’s self-selected peer group, and the resulting difficulty in accurately tracking the performance of the peer group, the Company has decided to maintain its comparison with the S&P Small Cap Aerospace/Defense Index in place of the comparison with the Company’s self-selected peer group.

        The below graph assumes the investment of $100 in LMI Aerospace, Inc. Common Stock, the S & P 500 Index, the S & P Small Cap Aerospace/Defense Index on June 30, 1998, as well as the reinvestment of all dividends. There can be no assurance that the performance of the Company’s stock will continue into the future with the same or similar trend depicted in the graph below.

                                     [GRAPH]

                    6/30/98   12/31/98   12/31/99   12/31/00  12/31/01  12/31/02
                    -------   --------   --------   --------  --------  --------
LMI Aerospace, Inc.    100       58          27        22        43        22

S&P 500                100      108         130       116       101        78

S&P Aerospace/         100      104          52        53        49        46
Defense Index

Certain Transactions

        From time to time the Company has engaged in various transactions with certain of its directors, executive officers and other affiliated parties. The following paragraphs summarize certain information concerning certain transactions and relationships that have occurred during the past fiscal year or are currently proposed.

        Sanford S. Neuman, a director of the Company, is Managing Member and a Member of the law firm, Gallop, Johnson & Neuman, L.C. which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

        In May of 2002, the Company acquired the outstanding capital stock of Versaform Corporation, a California corporation, and the capital stock of its subsidiary, 541775 B.C., Ltd., a corporation incorporated in the Province of British Columbia, Canada. At the time 541775 B.C., Ltd. owned all of the outstanding capital stock of Versaform Canada Corporation, a corporation incorporated in the Province of British Columbia, Canada. The Company has since consolidated 541775 B.C., Ltd. and Versaform Canada Corporation, with its own wholly-owned Canadian subsidiary, LMIV Holding Ltd., a corporation incorporated in the Province of British Columbia, Canada. All of the capital stock of Versaform was owned directly by Brian Geary. In June of 2002, the Company appointed Mr. Geary to serve on its Board of Directors. As part of the transaction pursuant to which it acquired Versaform, the Company executed a non-negotiable, subordinated promissory note in favor of Mr. Geary, in the principal amount of $1.3 million. This promissory note is payable in thirty-six monthly installments beginning on July 1, 2002, and bears interest at a rate of seven percent per annum. The note is secured by a pledge of 65% of the Company’s interest in its Canadian subsidiary, and pursuant to such pledge, the Company’s Canadian subsidiary is required to meet certain financial and other restrictive covenants. Also as part of the transaction, the Company is required to pay Mr. Geary additional consideration of up to five percent of the Company’s annual net sales exceeding $3 million received under agreements between Versaform and a customer of Versaform.

        Although Mr. Geary was not a director at the time of the Company’s acquisition of Versaform, the Company received an opinion from an independent investment banking company stating that the Company’s acquisition of Versaform was fair from a financial point of view to the holder’s of the Company’s Common Stock.

        In September 2002, the Company acquired from Mr. Geary the operations and certain of the assets of the aerospace division of Southern Stretch Forming and Fabrication, Inc., an aerospace sheet metal manufacturer based in Denton, Texas. The Company paid Mr. Geary consideration for machinery and equipment consisting of 90,000 shares of the Company’s Common Stock, valued at $5.00 per share and issued pursuant to a private placement conforming with the safe harbor provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, $115,000 cash for all inventories, the transfer of certain equipment valued at $60,000, and the assumption of certain debt valued at $392,468. Immediately prior to the Company’s acquisition of the aerospace division of Southern Stretch Forming from Mr. Geary, Mr. Geary acquired such assets directly from Southern Stretch Forming for consideration consisting of $889,739, the transfer of certain equipment valued at $35,000, and the assumption of certain debt valued at $392,468.

        The Company and Mr. Geary reached agreement as to the purchase price to be paid for the assets of the aerospace division of Southern Stretch Forming through arms length negotiations. The purchase price for the fixed assets purchased as part of the transaction was determined by the use of an independent appraisal of the value of such assets. The Company paid book value for the inventory acquired as part of the transaction, subject to an adjustment based upon the Company’s own audit of the value of such inventory. The Company’s negotiations relating to the purchase of the aerospace division of Southern Stretch Forming were conducted on behalf of the Company primarily by Ronald S. Saks, the Company’s Chief Executive Officer, and Lawrence E. Dickinson, the Company’s Chief Financial Officer.

        Because the Company’s acquisition of Southern Stretch Forming occurred following Mr. Geary’s appointment to the Company’s Board of Directors, and because of the potential conflict of interest created by the Company’s acquisition of assets from Mr. Geary, the Company’s Audit Committee reviewed the following specific factors relating to the Company’s acquisition of Southern Stretch Forming:

  whether or not the potential conflict of interest arising from the Company's proposed transaction with Southern Stretch Forming and indirectly with Mr. Geary had been fully disclosed and revealed to the Audit Committee;
  whether or not the proposed transaction had been negotiated at arm's length;
  whether or not Mr. Geary had participated in the negotiation of the proposed transaction on behalf of the Company; and
  whether or not the terms of the proposed transaction were fair to the Company and its shareholders.

        After full discussion and deliberation of these factors, the members of the Company’s Audit Committee unanimously determined that all relevant facts regarding a potential conflict of interest had been fully disclosed to the Audit Committee, that the terms of the proposed transaction were fair and in the best interests of the Company and its shareholders, and that the transaction had been negotiated at arm’s length, without participation by or influence of Mr. Geary with respect to the Company’s interest.

        The Company leases its facility located at 11011-11021 Olinda Street in Sun Valley, California from multiple landlords, one of whom is a trust for the benefit of Ernest L. Star, the father of Ernest R. Star, an officer of the Company. Ernest R. Star is a co-trustee of this trust. Pursuant to the terms of the applicable lease agreement, the Company pays the owners of this property aggregate annual rent payments of $141,427 for the lease of a facility with square footage of 20,320. In addition, the Company leases property located at 8866 Laurel Canyon Blvd. in Sun Valley, California from Starwood Company, a company beneficially owned in part by Ernest L. Star. Pursuant to the terms of the applicable lease agreement, the Company pays Starwood Company aggregate annual rent of $172,920 for the lease of a facility having a square footage of 26,200. The leases governing the Company’s occupancy of the above described properties were entered into at the time of the Company’s acquisition of Tempco Engineering. Both leases were negotiated on an arms-length basis, prior to the time that Ernest R. Star became an officer of the Company.

        The Company leases property located at 1315 S. Cleveland Street in Oceanside, California from Edward D. Geary, the father of Brian Geary, a member of the Company’s Board of Directors. Pursuant to the applicable lease arrangement, the Company pays Edward D. Geary annual aggregate rent payments of $86,400 for the lease of a 19,000 square foot facility. This lease was assumed by the Company as part of its acquisition of Versaform Corporation.

        All future transactions between the Company and its officers, directors, principal shareholders and affiliates must be approved by a majority of the independent and disinterested outside directors.

Section 16(a) Beneficial Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company or written representations that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the 2002 fiscal year, with the exception that Brian D. Geary, a director of the Company, failed to timely report certain stock acquisitions in May 2002.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

        The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP, as the Company’s independent auditors to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 2003.

        A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors. One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. If the Company’s shareholders do not ratify this appointment at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon the recommendation of the Audit Committee.

The Board of Directors recommends a vote “FOR” the ratification of
Ernst & Young LLP as the Company’s independent auditors.

ANNUAL REPORT

        The Annual Report of the Company for the 2002 fiscal year accompanies this Notice of Annual Meeting and Proxy Statement.

FUTURE PROPOSALS

        Shareholder proposals intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company by January 17, 2004 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

        In order for a shareholder to bring other business before the Annual Meeting of Shareholders, timely notice must be given to the Company by April 1, 2004. Such notice must include a description of the proposed business and the reasons therefor. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

OTHER BUSINESS

        The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO LMI AEROSPACE, INC., 3600 MUELLER ROAD, ST. CHARLES, MISSOURI 63301, ATTENTION: LAWRENCE E. DICKINSON. SHAREHOLDERS MAY ALSO ACCESS THE FORM 10-K AND THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMPANY'S WEBSITE AT WWW.LMIAEROSPACE.COM.

By Order of the Board of Directors,

LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
May 16, 2003

PROXY

LMI AEROSPACE, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 27, 2003

The undersigned hereby appoints Ronald S. Saks, with full power of substitution, or if Ronald S. Saks is unable or declines to exercise such rights hereunder, the undersigned appoints Lawrence E. Dickinson, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time, Friday, June 27, 2003, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

1.      ELECTION OF DIRECTORS:

|_|	FOR the nominee listed below (or such other person designated by the Board of Directors to replace any unavailable nominee)

|_|	WITHHOLD AUTHORITY to vote for the nominee listed below

Nominee: Thomas Unger
2.	RATIFICATION OF THE ENGAGEMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR:

|_| FOR |_| AGAINST |_| ABSTENTION

3.	OTHER MATTERS

In his discretion with respect to the transaction of such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINATED BY THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG LLP AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                 DATE ______________________________, 2003

                                 ________________________________________

                                 ________________________________________

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.